UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2005

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 West Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Items  1.01 Entry into a Material Definitive Agreement.

On July 1, 2005, Hudson City Bancorp, Inc. (the “Company”) entered into an agreement with the independent trustee of the Hudson City Savings Bank Employee Stock Ownership Plan (“ESOP”), which provides a commitment by the Company to lend funds to allow the trustee to purchase up to 15,719,223 shares of Hudson City Bancorp common stock (the “Common Stock”) on the open market. The loan is secured by the shares of Common Stock purchased by the ESOP.

The ESOP will repay the loan in annual installments over a forty-year period. The shares of Common Stock purchased by the ESOP will be allocated to employees over the forty-year period of the loan. Concurrently, the outstanding loan to the ESOP that was made in 1999 was renegotiated to provide for repayment in annual installments over the same period as the new loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.
	By:	/s/ Denis J. Salamone
Denis J. Salamone
Senior Executive Vice President and Chief Operating Officer
Dated: July 25, 2005